UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2023

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6686	13-1024020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, New York, New York 10022
(Address of principal executive offices) (Zip Code)

(212) 704-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	IPG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2023, The Interpublic Group of Companies, Inc. (the “Company”) completed its offering and sale of $300 million aggregate principal amount of its 5.375% Senior Notes due 2033 (the “Notes”).

The Notes were issued under an indenture, dated as of March 2, 2012 (the “Base Indenture”), with U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as trustee (the “Trustee”), which is incorporated by reference as Exhibit 4.1 hereto, and a twelfth supplemental indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of June 8, 2023, between the Company and the Trustee, which is filed as Exhibit 4.2 hereto.

The Notes are unsecured senior obligations of the Company and rank senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and equally in right of payment with all other unsecured senior indebtedness of the Company. The Notes mature on June 15, 2033, and bear interest at an annual rate of 5.375%. The Company will pay interest on the Notes semi-annually on June 15 and December 15 of each year, commencing December 15, 2023.

The Notes are not entitled to any sinking fund payments. The Company may redeem the Notes at any time in whole or from time to time in part in accordance with the provisions of the Indenture.

Upon the occurrence of a change of control repurchase event (defined and described more fully in the Supplemental Indenture to mean certain changes in control of the Company that result in ratings downgrades) with respect to the Notes, each holder of the Notes will have the right to require the Company to purchase that holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase, unless the Company has exercised its option to redeem all the Notes.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of its majority-owned subsidiaries, all outstanding Notes will become due and payable immediately. If any other event of default specified in the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding series of Notes may declare the principal of the applicable series of Notes immediately due and payable.

The Indenture contains certain limitations on the ability of the Company and certain majority-owned subsidiaries to grant liens without equally securing the Notes, or to enter into certain sale and lease-back transactions. These covenants are subject to a number of important exceptions and limitations, as further provided in the Indenture, as applicable.

The foregoing description of the Notes, the Base Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such documents, which are incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On June 6, 2023, in connection with the offering and sale of the Notes, the Company entered into a terms agreement (the “Terms Agreement”), between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto. A copy of the Terms Agreement is attached hereto as Exhibit 1.1 and incorporated by reference herein.

A copy of the opinion letter of Willkie Farr & Gallagher LLP, relating to the validity of the Notes, is attached hereto as Exhibit 5.1.

On June 6, 2023, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Terms Agreement, dated as of June, 6, 2023, between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1	Senior Debt Indenture, dated as of March 2, 2012, between the Company and the Trustee, (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2012).

4.2	Twelfth Supplemental Indenture, dated as of June 8, 2023, between the Company and the Trustee.

4.4	Form of Global Note representing 5.375% Senior Notes due 2033 (included as part of Exhibit 4.2).

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated June 6, 2023.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: June 8, 2023	By:	/s/ Andrew Bonzani
	Name:	Andrew Bonzani
	Title:	Executive Vice President and General Counsel